UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2011

SPANISH BROADCASTING SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 South Bayshore Drive, PH II, Coconut Grove, Florida	33133
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 441-6901

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders
The information set forth in Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On July 5, 2011, Spanish Broadcasting System, Inc. (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Amendment”). The Amendment effected a one-for-ten (1-for-10) reverse stock split of the Company’s outstanding Class A common stock, par value $0.0001 per share and Class B common stock, par value $0.0001 per share . The reverse stock split will become effective at 11:59p.m., Eastern Standard time on July 11, 2011 (the “Effective Date”).
At the Company’s annual meeting of stockholders held on June 1, 2011, the stockholders approved the Amendment and authorized the Company’s Board of Directors, acting in its discretion, to effect a reverse stock split of the Company’s outstanding shares of common stock at a specific ratio within the range of 1-for-5 to 1-for-10. The Company’s Board of Directors determined that it is in the best interests of the Company to effect a one-for-ten reverse stock split, primarily to increase the per share trading price of the Company’s common stock above $1.00 in order to maintain the Company’s listing on The Nasdaq Global Market and to help make the stock more attractive to institutional investors.
As a result of the reverse stock split, each ten (10) outstanding shares of pre-split common stock will be automatically combined into one (1) share of post-split common stock. No fractional shares will be issued. The Company’s stockholders will receive instructions from Broadridge Corporate Issuer Solutions, Inc., the Company’s transfer agent, regarding the exchange of outstanding pre-split stock certificates for post-split shares of common stock. Upon submission of the necessary documentation by a stockholder of record to the Company’s transfer agent pursuant to such instructions, the transfer agent will distribute to such stockholder a new certificate. Proportional adjustments will be made to the Company’s outstanding stock warrants, stock options and other equity awards and to the Company’s equity compensation plans to reflect the reverse stock split.
The trading of the Company’s common stock on the Nasdaq Global Market on a split-adjusted basis will begin at the opening of trading on July 12, 2011. The Company’s common stock is currently trading on The Nasdaq Global Market under the symbol “SBSA,” and following the reverse stock split it will continue to trade under the same symbol with the letter “D” appended to the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred, after which time it will revert to trading under the symbol “SBSA.”
The Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference. On July 11, 2011, the Company issued a press release announcing the reverse stock split. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. For further information related to the reverse stock split, please refer to the Company’s definitive proxy statement as filed with the Securities and Exchange Commission on May 9, 2011.

Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

3.1	-	Certificate of Amendment of Certificate of Incorporation of Spanish Broadcasting System, Inc.

99.1	-	Press Release dated July 11, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC.
July 11, 2011	By:	/s/ Joseph A. García
Joseph A. García
Chief Financial Officer, Chief Administrative Officer Sr. Executive Vice President and Secretary

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits

3.1	-	Certificate of Amendment of Certificate of Incorporation of Spanish Broadcasting System, Inc.

99.1	-	Press Release dated July 11, 2011.

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